Consent of Independent Registered Public Accounting Firm
The Board of Directors
Geeknet, Inc.:
We consent to the incorporation by reference in the registration statement No. 333-110841 on Form S-3 and registration statements No. 333-92409, No. 333-92391, No. 333-38766, No. 333-38768, No. 333-38874, No. 333-59096, No. 333-71944, No. 333-101965, No. 333-116778, No. 333-148056, No. 333-171522, No. 333-173813, No. 333-175192, and No. 333-176741 on Form S-8 of Geeknet, Inc. of our reports dated February 21, 2012, with respect to the consolidated balance sheets of Geeknet, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and other comprehensive income (loss) and cash flows, for each of the years in the two-year period ended December 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10‑K of Geeknet, Inc..
/s/ KPMG LLP
McLean, Virginia
February 21, 2012